                                                                      EXHIBIT 99
(THE A CONSULTING TEAM LOGO)

                        Company Contact:          Investor Contact:
                        Richard D. Falcone, CFO   Joseph M. Zappulla
                        TACT                      Wall Street Investor Relations
                        732-499-8228              212-681-4100
                        rfalcone@tact.com         jzappulla@wallstreetir.com


THE A CONSULTING TEAM REPORTS EPS OF $0.05 FOR THIRD QUARTER 2005

              REVENUE INCREASE OF 4.1% OVER THIRD QUARTER LAST YEAR

NEW YORK, NEW YORK, NOVEMBER 9, 2005 - THE A CONSULTING TEAM, INC. (`TACT') (NASDAQ CAPITAL MARKET: TACX), AN IT AND BUSINESS PROCESS OUTSOURCING (BPO) SERVICES PROVIDER TO FORTUNE 1000 COMPANIES, TODAY REPORTED FINANCIAL RESULTS FOR ITS THIRD QUARTER ENDED SEPTEMBER 30, 2005. THE COMPANY REPORTED REVENUE OF $6.9 MILLION, AN INCREASE OF $273,000 OR 4.1 PERCENT OVER THE THIRD QUARTER OF THE PREVIOUS YEAR AND REPRESENTS A 2.3 PERCENT INCREASE OVER THE SECOND QUARTER OF 2005. THE COMPANY REPORTED NET EARNINGS OF $118,000 OR $0.05 PER BASIC AND DILUTED SHARE, WHICH INCLUDES PRETAX CHARGES OF $134,000 FOR STOCK BASED COMPENSATION COSTS ASSOCIATED WITH THE GRANTING OF AN AGGREGATE OF 30,000 RESTRICTED SHARES OF COMMON STOCK TO INDEPENDENT MEMBERS OF THE COMPANY'S BOARD OF DIRECTORS. THIS COMPARES TO NET EARNINGS OF $370,000 OR $0.17 PER BASIC AND $0.16 PER DILUTED SHARE IN THE THIRD QUARTER OF 2004 AND A NET LOSS OF $(546,000) OR $(0.24) PER SHARE IN THE SECOND QUARTER OF THE CURRENT YEAR, WHICH INCLUDED PRETAX CHARGES OF $617,000 FOR COSTS RELATED TO THE PROPOSED BUSINESS COMBINATION, WHICH TACT TERMINATED IN AUGUST 2005.

FOR THE FIRST NINE MONTHS OF 2005, THE COMPANY'S REVENUES INCREASED TO $19.7 MILLION FROM $18.7 MILLION DURING THE SAME PERIOD IN THE PREVIOUS YEAR. THE COMPANY REPORTED A NET LOSS OF $(687,000) OR $(0.31) PER SHARE THIS YEAR, WHICH INCLUDED PRETAX CHARGES OF $1.2 MILLION OF COSTS RELATED TO THE BUSINESS COMBINATION, TERMINATED BY TACT IN AUGUST 2005, AND $134,000 FOR STOCK BASED COMPENSATION EXPENSES, COMPARED TO NET EARNINGS OF $888,000 OR $0.41 PER BASIC AND $0.38 PER DILUTED SHARE LAST YEAR.


-----------------------------------------------------------------------------------------------------------------
(In 000s except per share amounts)                     THREE MONTHS ENDED                    NINE MONTHS ENDED
-----------------------------------------------------------------------------------------------------------------
                                            9-30-05        9-30-04         6-30-05        9-30-05        9-30-04
-----------------------------------------------------------------------------------------------------------------
Revenue                                     $ 6,858        $ 6,585         $ 6,704       $ 19,677       $ 18,733
-----------------------------------------------------------------------------------------------------------------
GROSS PROFIT                                $ 1,900        $ 2,098         $ 1,783        $ 5,557        $ 5,687
-----------------------------------------------------------------------------------------------------------------
INCOME/(LOSS) FROM OPERATIONS                 $ 133          $ 398          $ (543)        $ (667)       $ 1,009
-----------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                             $ 118          $ 370          $ (546)        $ (687)         $ 888
-----------------------------------------------------------------------------------------------------------------
EPS PER BASIC SHARE                          $ 0.05         $ 0.17         $ (0.24)       $ (0.31)        $ 0.41
-----------------------------------------------------------------------------------------------------------------

"As we said at the end of last quarter, we expected TACT to continue its revenue growth and return to profitability once the costs associated with the terminated business combination transaction were behind us and we did.", commented Shmuel BenTov, TACT's Chairman and CEO. "Our pipeline and backlog are active; we are involved in several exciting projects across our client base, which we expect will result in future revenue growth."

Richard Falcone, TACT's CFO, added, "TACT continues to be financially strong with a current ratio of 2.55, a tangible book value of $2.06, and no long term debt. We intend to expand the scope of our services through synergistic partnerships, the first such partnership we hope to announce shortly."

TACT has scheduled a conference call to present its third quarter financial results today, Wednesday, November 9, 2005, at 4:15 pm (EST). Interested parties may access the conference call by dialing 800-256-6003 and providing the following reservation number: 21268365. The call will be available via the Internet through CCBN at www.fulldisclosure.com. A replay of the conference call in its entirety will be available for 24 hours approximately two hours after its completion by dialing 800-633-8284 and entering the confirmation number listed above and through CCNB.

ABOUT TACT
TACT (Nasdaq Capital Market:TACX) is an end-to-end IT and Business Process Outsourcing (BPO) services provider to Fortune 1000 companies, and other large organizations. TACT through its SMART Approach, a leading edge set of end-to-end solutions and services that include Strategy, Methodology, Architecture, Resources and Tools provides its clients with modernization and development services, which include systems that should be replaced and rewritten, enhanced, converted or Web Enabled. More information about TACT(R) can be found at its web site at http://www.tact.com

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Statements made in this press release which are not historical facts, including those that refer to TACT plans, beliefs and intentions, are "forward-looking statements" that involve risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from the forward-looking statements, and include, but are not limited to, TACT's ability to scale its existing and any new businesses. For a more complete description of the risks that apply to TACT's business, please refer to the Company's filings with the Securities and Exchange Commission. The Company's actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company's Annual Report on Form 10-K with the Securities and Exchange Commission on March 25, 2005



                 * * * * * Financial Statement Follow * * * * *



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                           THE A CONSULTING TEAM, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                 SEPTEMBER 30,      DECEMBER 31,
                                                      2005             2004
                                                --------------------------------
                                                  (UNAUDITED)

ASSETS
Current Assets:
Cash and cash equivalents                       $      847,420    $   2,493,104
Accounts receivable                                  5,466,797        3,810,759
Other current assets                                   520,379          399,704
                                                 --------------     ------------
 Total Current Assets                                6,834,596        6,703,567
Investment at cost                                      87,059           87,059
Property and equipment, net                            502,587          556,896
Intangibles and Goodwill, net                        1,140,964        1,175,631
Deposits                                               117,363          126,363
                                                ---------------   --------------
 Total Assets                                   $    8,682,569    $   8,649,516
                                                ===============   ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities                             $    2,677,821    $   2,213,139
Other liabilities                                        2,506           13,479
                                                ---------------   --------------
Total liabilities                                    2,680,327        2,226,618

Total shareholders' equity                           6,002,242        6,422,898

                                                ---------------   --------------
Total liabilities and shareholders' equity      $    8,682,569    $   8,649,516
                                                ===============   ==============

                           THE A CONSULTING TEAM, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                    NINE MONTHS ENDED                      THREE MONTHS ENDED
                                                      SEPTEMBER 30,                           SEPTEMBER 30,
                                        ----------------------------------------------------------------------------
                                              2005                 2004                2005               2004
                                        -----------------    ----------------     ----------------   ---------------
                                          (UNAUDITED)           (UNAUDITED)          (UNAUDITED)        (UNAUDITED)

Revenues                                $     19,677,024     $  18,733,064      $     6,857,858    $     6,584,780
Cost of revenues                              14,119,610        13,045,840            4,957,988          4,486,486
                                        -----------------    --------------     ----------------   ----------------
Gross profit                                   5,557,414         5,687,224            1,899,870          2,098,295

Operating expenses:
Selling, general & administrative              6,061,442         4,385,462            1,725,161          1,634,133
Depreciation & amortization                      162,912           292,660               41,448             66,130
                                        -----------------    --------------     ----------------   ----------------
                                               6,224,354         4,678,122            1,766,609          1,700,262
                                        -----------------    --------------     ----------------   ----------------
Income (loss) from operations                   (666,940)        1,009,103              133,261            398,032
Other income(expense):
Interest expense, net                             (3,428)          (22,501)              (9,062)            (8,989)
                                        -----------------    --------------     ----------------   ----------------
Income (loss) before income taxes               (670,368)          986,602              124,199            389,044
Provision (Benefit) for income taxes              16,988            98,988                6,692             18,945
                                        -----------------    --------------     ----------------   ----------------
Net income (loss)                       $       (687,356)    $     887,614      $       117,507    $       370,099
                                        =================    ==============     ================   ================

Net income (loss) earning per share:
Basic                                   $          (0.31)    $        0.41      $          0.05    $          0.17
                                        =================    ==============     ================   ================
Diluted                                 $          (0.31)    $        0.38      $          0.05    $          0.16
                                        =================    ==============     ================   ================